UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

NN, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NN, Inc. Corporate Office	www.nninc.com
2000 Waters Edge Drive • Building C, Suite 12 • Johnson City, TN 37604 423-743-9151 • fax 423-743-2670

April 4, 2014

Dear Shareholder:

You are cordially invited to attend the 2014 Annual Meeting of NN, Inc., which will be held on May 15, 2014, at 10:00 a.m., local time, at the Harbour View Inn, 2 Vendue Range, Charleston, SC 29401.

The business to be conducted at the Annual Meeting is described in the attached Notice of Meeting and Proxy Statement. You are urged to read the Proxy Statement carefully before completing the enclosed proxy card.

To assure your representation at the meeting, please mark, date and sign the proxy card and return it in the enclosed envelope at your earliest convenience, whether or not you plan to attend the meeting. If you attend the Annual Meeting, you may revoke your proxy and vote in person if you so desire. Management will not conduct a formal presentation at this year’s meeting.

Sincerely,

Richard D. Holder

President and Chief Executive Officer

NN, Inc.

2000 Waters Edge Drive, Building C, Suite 12

Johnson City, TN 37604

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the Annual Meeting of Shareholders of NN, Inc., a Delaware corporation, will be held on May 15, 2014, at 10:00 a.m., local time, Harbour View Inn, 2 Vendue Range, Charleston, SC 29401. At the meeting, our shareholders will vote on the following:

(1)	Election of two Class I directors to serve for a term of three years;

(2)	Advisory resolution to approve executive compensation;

(3)	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2014; and

(4)	Other business as properly may come before the meeting.

Details regarding these matters are contained in the accompanying Proxy Statement.

Holders of record of Common Stock, as defined in the Proxy Statement, at the close of business on March 21, 2014, are entitled to notice of and to vote at the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE, BY INTERNET, OR COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

By Order of the Board of Directors,

William C. Kelly, Jr.

Vice President, Chief Administrative Officer and Secretary

Johnson City, Tennessee

April 4, 2014

NN, INC.

PROXY STATEMENT

FOR

2014 ANNUAL MEETING OF SHAREHOLDERS

Proxies are being solicited by the board of directors of NN, Inc. (the “Company”), in connection with the annual meeting of shareholders to be held on May 15, 2014 at the HabourView Inn, 2 Vendue Range, Charleston, SC 29401 (the “Annual Meeting”), for the purpose of considering and acting upon the matters set forth in the foregoing Notice of Annual Meeting of Shareholders (the “Notice”). Shareholders of record of the Company’s common stock, par value $0.01 per share (“Common Stock”), as of the close of business on March 21, 2014, will be entitled to vote at the meeting. On March 21, 2014 (the “Record Date”), 17,751,000 shares of Common Stock were issued and outstanding.

The entire cost of this proxy solicitation is being paid by the Company. In addition to solicitation by mail, officers and employees of the Company, without additional remuneration, may solicit proxies by telephone, facsimile transmission or personal contact. Brokerage houses, banks, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held by them of record and will be reimbursed by the Company for their expenses in so doing.

The SEC’s rules regarding the delivery of proxy materials to shareholders permit us to deliver a single copy of these documents to an address shared by two or more of our shareholders. This method of delivery is called “householding,” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. This year, we are delivering only one set of proxy materials to multiple shareholders sharing an address, unless we receive instructions to the contrary from one or more of the shareholders. We will still be required, however, to send you and each other shareholder at your address an individual proxy voting card. If you would like to receive more than one set of proxy materials, we will promptly send you additional copies upon written or oral request directed to our Secretary at 2000 Waters Edge Drive, Building C, Suite 12, Johnson City, Tennessee 37604 or 423-743-9151. The same address and phone number may be used to notify us that you wish to receive a separate set of proxy materials in the future, or to request delivery of a single copy of our proxy materials if you are receiving multiple copies.

The mailing address of the Company’s executive office is 2000 Waters Edge Drive, Building C, Suite 12, Johnson City, Tennessee 37604. This Proxy Statement and the form of proxy were mailed to shareholders on or about April 4, 2014.

Voting; Quorum; Proxies

Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter submitted to a vote of shareholders at the Annual Meeting. A quorum for the conduct of business is established when the holders of at least a majority of the outstanding shares of Common Stock entitled to vote in the election of directors is present at the meeting or is represented by proxy. Abstentions and broker non-votes will be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum. Representatives of the Company will serve as inspectors of election for the Annual Meeting.

Shares represented by a properly executed proxy will be voted at the Annual Meeting in the manner specified. In the absence of specific instructions, shares represented by a properly executed proxy will be voted for each of the nominees for election to the board of directors (“Board”) named herein, for the advisory resolution to approve executive compensation, and for ratification of the selection of PricewaterhouseCoopers LLP to serve as the Company’s registered independent public accounting firm for 2014.

The Board does not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice, and it is not aware of any business that any other persons intend to bring before the Annual Meeting. Should any such matter requiring a vote of the shareholders arise, the enclosed form of proxy confers upon the persons named therein the discretionary authority to vote the shares represented by the proxy as they deem appropriate.

A proxy may be revoked at any time before it is exercised by delivery to the Secretary of the Company of a written revocation or a subsequently dated proxy and will be deemed revoked if the shareholder votes in person at the Annual Meeting.

Required Vote

Proposal I: Election of Directors. Directors are elected by a plurality of the votes cast in person or by proxy. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

Proposal II: Advisory Resolution to Approve Executive Compensation. To be approved, this matter must receive the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions will have the effect of “no” votes on this matter. A broker non-vote will have no impact on the vote for this proposal.

Proposal III: Ratification of Registered Independent Public Accounting Firm. To be approved, this matter must receive the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions will have the effect of “no” votes on this matter. There will not be a broker non-vote with regard to this proposal.

Submission of Shareholder Proposals

Any shareholder proposal intended to be presented at next year’s Annual Meeting must be received by the Company at its executive offices not later than December 5, 2014 in order to be considered for inclusion in the Company’s proxy statement and form of proxy for such meeting. These proposals should be sent to NN, Inc., Attention: Secretary, 2000 Waters Edge Drive, Building C, Suite 12, Johnson City, Tennessee 37604. Proposals of shareholders not intended for inclusion in the Company’s 2015 proxy statement must be received by the Company in writing not less than 90 days and not more than 120 days prior to May 15, 2015, in order to preclude the Company’s use of its discretionary proxy voting authority to vote on the proposal or nominee if the proponent is present at the 2015 annual meeting. However, if the 2015 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 60 days from May 15, 2015, then the notice must be delivered not earlier than the 120th day prior to such meeting and not later than (a) the 90th day prior to the date of such annual meeting or (b) if the first public announcement of the date of such annual meeting is less than 100 days prior to the day of such annual meeting, the tenth day following the day on which public announcement of such annual meeting is first made by the Company.

PROPOSAL I

Election of Directors

The Company’s Certificate of Incorporation provides for the division of the Board into three classes: Class I, Class II and Class III. Only one class of directors is elected at each annual meeting. Each director so elected serves for a three-year term and until his or her successor is elected and qualified, subject to such director’s earlier death, resignation or removal.

Nominees

Two Class I directors will be elected to the Board at the Annual Meeting. The Company has nominated for election Mr. G. Ronald Morris, and Mr. Steven T. Warshaw, both current directors of the Company. Additional information about each of these nominees can be found under “Information about the Directors” on page 5. The nominees have indicated a willingness to serve as directors if elected, but if either of them should decline or be unable to serve, the persons named as proxies intend to vote all shares in favor of the election of such other persons who may be nominated as replacements by the Board. The Company takes into account diversity considerations in determining the slate of nominees and believes as a group the nominees bring a diverse range of perspective to the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINATED DIRECTORS.

PROPOSAL II

Advisory Resolution To Approve Executive Compensation

At the 2011 Annual Meeting, shareholders expressed their strong preference for an annual advisory vote to approve executive compensation. Accordingly, the Board determined that, every year until the next vote on the frequency of the advisory vote, the Company will hold a vote to approve the Company’s executive compensation on an advisory basis. As such, the Board is asking shareholders to vote on an advisory resolution to approve the Company’s executive compensation as reported in this Proxy Statement. As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the goal of the Company is to structure its compensation arrangements for executive officers in a manner that will promote the Company’s profitability and enhance long-term shareholder value. In designing its compensation arrangements to achieve this goal, the Company is guided by the following objectives:

•	attracting and retaining qualified and dedicated executives who are essential to the long-term success of the Company;

•	providing compensation packages that are competitive with the compensation arrangements offered by comparable companies, including the Company’s competitors;

•	tying a significant portion of an executive officer’s compensation to the Company’s and the individual’s performance; and

•	directly aligning the interests of management with the interests of the shareholders through stock-based compensation arrangements.

Shareholders are urged to read the “Compensation Discussion and Analysis” beginning on page 14 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 15 through 21, which provide detailed information on the compensation of our Named Executive Officers (as defined below). The Compensation Committee and the Board believe that the policies and procedures discussed in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has contributed to the Company’s recent and long-term success.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, the Company is asking shareholders to approve the following advisory resolution at the 2014 Annual Meeting of Shareholders:

RESOLVED, that the shareholders of NN, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2014 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

PROPOSAL III

Ratification of Selection of Registered Independent Public Accounting Firm

The firm of PricewaterhouseCoopers LLP has been selected by the Audit Committee as the Company’s registered independent public accounting firm for 2014. Although it is not required to do so, the Board has determined that it is desirable to seek shareholders’ ratification of the selection of PricewaterhouseCoopers LLP. If the shareholders should not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment.

Fees Paid to Registered Independent Public Accounting Firm

During 2013, PricewaterhouseCoopers LLP not only acted as the registered independent public accounting firm for the Company (work related to auditing the annual financial statements for fiscal year 2012 and reviewing the financial statements included in our Quarterly Reports on Form 10-Q), but also rendered on our behalf tax-related services. The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP for audit services rendered in connection with the financial statements and reports for fiscal years 2013 and 2012 and for tax-related services rendered during fiscal years 2013 and 2012 on our behalf, as well as all expenses incurred in connection with these services, which have been or will be billed to us.

	2013	2012
Audit Fees	$1,351,505	$1,282,445
Tax Fees	474,633	488,688

Total	$1,826,138	$1,771,133

In accordance with Securities and Exchange Commission (“SEC”) definitions and rules, “audit fees” are fees billed to the Company for professional services for the audit of the Company’s consolidated financial statements included in our Annual Report on Form 10-K and review of financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements and “tax fees” are fees billed for tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services to be provided to the Company by its registered independent public accounting firm prior to commencement of services. The Chairman of the Audit Committee has the authority to pre-approve such services up to a specified fee amount and these pre-approved decisions are presented to the full Audit Committee at its next scheduled meeting. Since the effective date of the SEC rules regarding strengthening auditor independence, all of the audit and tax services by PricewaterhouseCoopers LLP were pre-approved in accordance with the Audit Committee’s policies and procedures.

Representatives of PricewaterhouseCoopers LLP will not be present at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Information about the Directors

In September 2012, Roderick R. Baty announced his plan to retire from his positions as Chairman of the Board and Chief Executive Officer of the Company. The Board formed an executive search committee and engaged a firm to assist the committee in leading a comprehensive search to determine Mr. Baty’s successor. Both internal and external candidates were considered. On June 3, 2013 Mr. Baty retired from his position as President and Chief Executive Officer and from the Company’s Board of Directors. On this date the Board of Directors appointed Richard D. Holder to serve as President and Chief Executive Officer. Mr. G. Ronald Morris, a longtime member of the Company’s Board of Directors was appointed as Non-Executive Chairman of the Board.

The following table sets forth the names of each current director (including the nominees for election), their age, their years of service as a director, the year in which their current term expires and their current positions with the Company. The table is followed by a more detailed biographical description for each director or nominee.

Name	Age	Director Since	Term Expires	Positions with the Company
G. Ronald Morris	77	1994	2014	Non-Executive Chairman, Director - nominee for re-election
Steven T. Warshaw	65	1997	2014	Director - nominee for re-election
Robert E. Brunner	56	2012	2015	Director
Richard D. Holder	51	2013	2015	Chief Executive Officer, President and Director
David L. Pugh	64	2012	2015	Director
Richard G. Fanelli	75	2005	2016	Director
Michael E. Werner	69	1995	2016	Director

G. Ronald Morris has been a member of the Board since 1994. He was appointed Non-Executive Chairman of the Board on June 3, 2013. Mr. Morris retired in 1999 from Western Industries, Inc., a contract manufacturer of metal and plastic products. Mr. Morris had served as President, Chief Executive Officer and director of Western Industries, Inc., since July 1991. From 1989 to 1991, Mr. Morris served as Chairman of the Board of Integrated Technologies, Inc., a manufacturer of computer software, and from 1988 to 1989, he served as Vice Chairman of Rexnord Corporation, a manufacturer of mechanical power transmission components and related products, including anti-friction bearings. From 1982 to 1988, Mr. Morris served as President and Chief Executive Officer of PT Components, Inc., a manufacturer of mechanical power transmission components and related products that was acquired by Rexnord Corporation in 1988. Mr. Morris has extensive executive leadership and board experience with technology, precision metal, plastic and bearing manufacturers.

Director Nominee for Re-election Qualifications: A member of the Board since 1994, Mr. Morris brings to the Board substantial knowledge and expertise in product development and global manufacturing. He also brings invaluable insight and perspective to the Company’s strategic development.

Steven T. Warshaw has been a member of the Board since 1997. Mr. Warshaw retired in 2005 from M Cubed Technologies, a developer and manufacturer of advanced composite materials and ultra-precise electronic components and modules. Mr. Warshaw served as President and Chief Executive Officer of M Cubed Technologies, an advanced materials solutions provider, since July 2002. Prior to this position, he served as President of Hexcel Schwebel, a global producer of advanced structural materials, from April 2000 to November 2001. Mr. Warshaw served from February 1999 as Senior Vice President of Photronics, Inc., a global supplier to the semiconductor industry. From 1996 to 1999, he served as President of Olin Microelectronic Materials, a company supplying technologically advanced chemicals, products, and services to semiconductor manufacturers. Mr. Warshaw serves on the board of directors of Park Electrochemical Corp., a publicly held advanced materials manufacturing company. Mr. Warshaw brings considerable executive experience as well as providing the benefit of service on the board of directors of a publicly traded company.

Director Nominee for Re-election Qualifications: A member of the Board since 1997, Mr. Warshaw has extensive knowledge and brings insights and perspectives from positions he has held in important areas, including global operations, product development, marketing and executive compensation.

Robert E. Brunner has been a member of the Board since 2012. Mr. Brunner has served as Executive Vice President of Illinois Tool Works, Inc., an international manufacturer of highly engineered fasteners and components, equipment and consumable systems and specialty products, from 2006 until his retirement in 2011. Prior to this position, Mr. Brunner held the position of President, Global Automotive Fasteners from 2005 to 2006 and President, North American Automotive Fasteners from 2003 to 2005. Prior to this position, Mr. Brunner held a variety of positions within Illinois Tool Works, Inc., including positions in general management, operations management and sales & marketing. Mr. Brunner serves on the board of directors of Leggett & Platt, Incorporated, a publicly held diversified manufacturer of engineered components and products and Lindsay Corporation. A publically held global company focusing on providing irrigation and infrastructure solutions. Mr. Brunner brings to the Board broad industry knowledge, executive leadership experience and extensive experience with mergers and acquisitions. Additionally, his public company board experience is a valuable asset to the Board.

Richard D. Holder became President and Chief Executive Officer of the Company in June 2013. Prior to joining the Company, Mr. Holder has served as President of Eaton Electric Components, a division of Eaton Corporation’s Electrical Sector during 2010, Executive Vice President of Eaton Business Systems from 2007 to 2010, Vice president and General Manager of the Power Distribution and Assemblies Division from 2004 to 2006 and Vice President Supply Chain and Operational Excellence from 2001 to 2004. Prior to joining Eaton, Mr. Holder served as Director of Aircraft & Technical Purchasing for US Airways from 1999 to 2001. Prior to this position, Mr. Holder held a variety of leadership positions at Allied Signal Corporation, an aerospace, automotive and engineering company, and Parker Hannifin Corporation, a global motion and control technology manufacturer. Mr. Holder brings to the board diverse experience in global supply chain management, operations, strategic development and execution and extensive experience in acquisition strategy and integration.

David L. Pugh has been a member of the Board since 2012. Mr. Pugh retired in 2011 as President and Chief Executive Officer and Chairman of the Board of Applied Industrial Technologies (“Applied”), a leading distributor of industrial products and services. Mr. Pugh joined Applied in 1999 as President and Chief Operating Officer. Prior to joining Applied, Mr. Pugh served as Senior Vice President of the Industrial Control Group of Rockwell International Corporation, a provider of industrial automation control and information solutions, which he joined in 1994. Prior to joining Rockwell, Mr. Pugh held various positions in sales, marketing and operations at Square D Company and Westinghouse Electric. Mr. Pugh serves on the board of directors of Hexcel Corporation, a publicly held company and a leading producer of advanced composites. Mr. Pugh also serves on the board of directors of R.W. Beckett Corporation, a premiere manufacturer of oil and gas burners. Mr. Pugh offers to the board valuable bearing experience and executive leadership as well as specialized operational experience in global bearing distribution. Additionally, Mr. Pugh brings to the Board his previous experience on the board of directors of a publicly held company.

Richard G. Fanelli has been a member of the Board since 2005. Mr. Fanelli retired in 2000 from Enthone-OMI, Inc., where he spent the majority of his career. Enthone-OMI, Inc. is a global specialty chemical company that develops, produces and markets high performance coatings for metals and plastics for the electronics, automotive, aerospace and telecommunications industries. Mr. Fanelli served as President and Chief Executive Officer of Enthone-OMI, Inc. from 1992 to his retirement in 2000. Prior to this position, Mr. Fanelli served as President of Enthone-OMI – Europe from 1991 to 1992. From 1989 to 1991, he served as Executive Vice President and Chief Operating Officer of Enthone-OMI – North America.

Prior to this position, Mr. Fanelli held a variety of positions within Enthone-OMI, Inc. including positions in sales and marketing and general management. Mr. Fanelli brings considerable executive leadership and operational experience to the Board through his past senior executive positions as well as his broad knowledge of corporate governance practices.

Michael E. Werner has been a member of the Board since 1995. Mr. Werner retired in 2009 from Werner & Associates, a management consulting firm that Mr. Werner co-founded in 1982 specializing in manufacturing companies. During the five years prior to starting his business, Mr. Werner served as Director of Strategic Planning and Business Development for the Uniroyal Chemical Company, a specialty chemical manufacturer. He also has held positions with the New York Central Company, Western Electric Company and The Continental Group. Mr. Werner’s strategic insight and knowledge of marketing and strategic planning processes developed through a consultant’s perspective has been, and continues to be, valuable to the Board.

Compensation of Directors

Directors who are not employees of the Company are paid an annual retainer of $30,000 and a fee of $1,500 for each Board meeting attended, $1,000 for each committee meeting attended, and $500 for each teleconference meeting attended. The Non-Executive Chairman was paid a one-time lump sum amount of $10,000 upon appointment and an annual retainer of $10,000.

Additionally, the Chair of the Audit Committee is paid an annual retainer of $9,000 and each of the Chair of the Governance Committee and the Chair of the Compensation Committee are paid an annual retainer of $5,000. Directors who are employees of the Company do not receive any compensation for their service as directors. Directors may elect to defer some or all of the compensation they are provided by the Company. Additionally, the Compensation Committee has from time to time granted stock options to the non-employee directors. The Company also reimburses all directors for out-of-pocket expenses incurred in attending Board and committee meetings. Director compensation is reviewed and approved by the Compensation Committee.

The table below provides information about the compensation our non-employee directors received during 2013.

Director Compensation Table For 2013

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert E. Brunner	63,000	31,904	38,325	—	—	—	133,229
Richard G. Fanelli	63,000	31,904	38,325	—	25,807	—	159,036
G. Ronald Morris	84,000	31,904	38,325	—	50,195	—	204,424
David L. Pugh	54,000	31,904	38,325	—	—	—	124,229
Steven T. Warshaw	63,000	31,904	38,325	—	—	—	133,229
Michael E. Werner	61,500	31,904	38,325	—	1,203	—	132,932

(1)	Amounts represent the aggregate grant date fair value, as computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, of 3,200 restricted shares of stock awarded Messrs. Brunner, Fanelli, Morris, Pugh, Warshaw and Werner. On March 25, 2013, the Company awarded 69,800 restricted shares to six non-employee directors and five executive officers and other key employees. These shares vest over a period of three years beginning on the first anniversary of the date of grant.
(2)	Amounts represent the aggregate grant date fair value, as computed in accordance with the FASB ASC Topic 718, of 7,300 options to purchase the Company’s stock awarded Messrs. Brunner, Fanelli, Morris, Pugh, Warshaw and Werner. On March 25, 2013, the Company awarded an aggregate of 253,600 options to purchase the Company’s stock to six non-employee directors and five executive officers and other key employees. The options granted to directors vest 100% on the first anniversary of the date of grant. The assumptions used to calculate the value of these option awards are set forth under Note 9 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Commission on March 14, 2014.

The following table sets forth information with respect to nonqualified deferred compensation during 2013.

Nonqualified Deferred Compensation For 2013

Name	Director Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Robert E. Brunner	—	—	—	—	—
Richard G. Fanelli	—	—	25,807	—	115,385
G. Ronald Morris	—	—	50,195	—	445,497
David L. Pugh	—	—	—	—	—
Steven T. Warshaw	—	—	—	—	—
Michael E. Werner	—	—	1,203	—	369,329

Committees of the Board

Audit Committee. The Audit Committee consists of G. Ronald Morris who serves as Chair, Steven T. Warshaw, David L. Pugh and Robert E. Brunner. All members of the Audit Committee are independent as defined by NASDAQ rules and Mr. Morris has been designated as the “audit committee financial expert” as defined by Item 407(d) of Regulation S-K. Among other matters described in its charter, the Audit Committee’s primary duties and responsibilities are to:

•	oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

•	oversee that management has adequate resources and has established and maintains processes to assure that an adequate system of internal control is functioning within the Company, including the formation and oversight of the internal audit function;

•	oversee that management has established and maintains processes to assure compliance by the Company with all applicable laws, regulations and corporate policies including the Code of Conduct and Ethics statement;

•	engage the registered independent public accounting firm to conduct the annual audit of the books and accounts of the Company, including the preapproval of all associated fees;

•	preapprove all permissible non-audit related services provided by the independent auditor;

•	review the independence of the independent accounting firm;

•	oversee that management has designed, implemented and maintains processes to assess and manage enterprise and event risk;

•	review the effectiveness of accounting and financial controls of the Company with the registered independent public accounting firm;

•	review and discuss with management and the independent auditor the annual audit and quarterly financial statements of the Company;

•	review and recommend to the Board that the financial statements be included in the Annual Report on Form 10-K and in the Quarterly Reports on Form 10-Q;

•	review and approve earnings press releases;

•	establish a confidential, anonymous procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters.

The Audit Committee originally adopted a written charter in June 2000. This charter, which has been amended, is subject to review and reassessment at least annually. This revised charter is included on the Company’s website at www.nninc.com. The Audit Committee met five times in 2013.

Compensation Committee. The Compensation Committee consists of Steven T. Warshaw who serves as Chair, Michael E. Werner, Richard G. Fanelli and David L. Pugh. All members of the Compensation Committee are independent as defined by NASDAQ rules. Among other matters described in its charter, the Compensation Committee’s primary duties and responsibilities are to:

•	annually review and approve corporate goals and objectives relative to the Chief Executive Officer evaluation, compensation and performance;

•	review and approve the Company’s executive compensation policies and practices;

•	supervise the administration of the Company’s employee benefit plans, including the 2005 NN, Inc. Stock Incentive Plan and the 2011 Stock Incentive Plan;

•	retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO, or senior executive compensation;

•	review and approve annually for senior executives of the company: (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, severance agreements, and change in control agreements/provisions, and (e) special or supplemental benefits;

•	review annually the risks that arise from the Company’s compensation policies and determine whether such risks are reasonably likely to have a material adverse effect on the Company;

•	review and assess the Company’s senior management succession plan on an annual basis.

In April 2003, the Compensation Committee presented to the Board and the Board approved a written charter. This charter, which has been amended, is subject to review and reassessment at least annually. This revised charter is included on the Company’s website at www.nninc.com. The functions of the Compensation Committee are discussed in further detail in the section entitled “Compensation Committee Report” herein. The Compensation Committee met four times in 2013.

Governance Committee. The Governance Committee was formed in 2002. The Committee consists of Robert E. Brunner who serves as Chair, Michael E. Werner, G. Ronald Morris and Richard G. Fanelli. All members of the Governance Committee are independent as defined by NASDAQ rules. Among other matters as provided in its charter, the Governance Committee’s primary duties and responsibilities are to:

•	review and recommend qualified candidates for membership on the Board;

•	establish procedures for the retirement or replacement of Board members;

•	establish a process and criteria for Board membership;

•	review a candidate’s qualifications and any potential conflicts with the Company’s interests;

•	assess the contributions and qualifications of current Directors in connection with their re-nomination to the Board;

•	establish a process and criteria for Committee membership and each Committee’s chair;

•	develop and maintain a set of the Company’s Governance Principles;

•	oversee the process of providing information to the Board;

•	provide oversight and review the Board performance on an annual basis.

In reviewing and recommending qualified candidates for membership on the Board, the Governance Committee seeks input from the Chairman, other Board members, and professional search firms, if applicable. The Governance Committee will also consider and evaluate any qualified candidates recommended by shareholders. In accordance with the Board’s governance principles, the Governance Committee seeks to establish a board of directors that will bring to the Company a broad and diverse range of experience, knowledge and professional judgment. The Governance Committee believes that the Board should have collective competency, knowledge and experience with respect to corporate governance, business, finance and accounting, economics, industry knowledge, manufacturing, technology, legal and government affairs, risk management, international operations and acquisitions among other things.

A candidate’s competencies, experience and knowledge should enable him or her to contribute significantly to the governance of a complex, multi-national dollar business enterprise. The candidate should be independent in judgment and not represent the interests of particular constituencies. The Governance Committee will review a candidate’s qualifications and any potential conflicts they may have with the Company’s interests. In evaluating director nominees, including candidates submitted by shareholders, the Governance Committee will consider the candidate’s experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time to Board duties. Although diversity is a consideration in the Committee’s consideration of candidates, the Company does not have a formal policy regarding diversity. The Company does not discriminate against candidates on the basis of gender, race, religion, national origin, sexual orientation, disability or any other basis as prescribed by law. The Governance Committee will also consider whether a candidate meets the definition of “independent director” under NASDAQ rules.

In October 2002, the Governance Committee adopted a statement of Principles of Corporate Governance. In April 2003, the Governance Committee presented to the Board and the Board approved a written charter. This charter, which has been amended, is subject to review and reassessment at least annually. This revised charter is included on the Company’s website at www.nninc.com. The Governance Committee met five times in 2013.

Shareholders who wish to recommend director candidates for the 2015 Annual Meeting of Shareholders should notify the Secretary in writing at NN, Inc., 2000 Waters Edge Drive, Building C, Suite 12, Johnson City, Tennessee 37604. This notification must be received by the Company by December 5, 2014 and must provide information about the nominee’s qualifications for board membership. This requirement does not apply to the deadline for submitting shareholder proposals for inclusion in the Proxy Statement (see “Submission of Shareholder Proposals” on page 2), nor does it apply to questions a shareholder may want to ask at the 2015 Annual Meeting. The Governance Committee Charter lists the qualifications against which a nominee will be judged. A copy of the Charter can be obtained by writing to the Secretary at the address set forth above. Alternatively, a copy of the Charter is available on the Company’s website, www.nninc.com. The Governance Committee will evaluate any director candidate nominated by shareholders according to the criteria discussed above and, based on the results of that evaluation, will determine whether to include the candidate in its recommended slate of director nominees in the Proxy Statement. No shareholder or group of shareholders who beneficially owned more than 5% of the Common Stock for at least one year at the time of such recommendation has recommended candidates for election to the Board.

The Company retains discretion to vote proxies it receives with respect to director nominations or any other business proposals received after December 5, 2014. The Company retains discretion to vote proxies it receives with respect to such proposals received prior to December 5, 2014 provided (a) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion, and (b) the proponent does not issue its own proxy statement.

The following table shows the current membership of each Committee of the Board:

Name	Audit Committee	Compensation Committee	Governance Committee	Search Committee
Robert E. Brunner	X		Chair	X
Richard G. Fanelli		X	X	X
G. Ronald Morris	Chair		X	X
David L. Pugh	X	X
Steven T. Warshaw	X	Chair
Michael E. Werner		X	X	Chair

The Board also forms special committees and subcommittees from time to time, such as an executive search committee, which was formed in 2012 to lead the search for a new chief executive officer.

Board Leadership

The Board is responsible for overseeing that the business of the Company is managed to meet the Company’s strategic goals and objectives and that the long-term interests of shareholders are served. The Board’s leadership structure includes very active and engaged independent directors. The Chairman of the Board approves the agenda for each Board meeting and presides over each executive session of independent directors held at each Board meeting. Each of the committees of the Board are chaired and comprised solely of independent Board members. The Board has determined that all of the directors other than Mr. Holder, who is our CEO, are independent as defined by NASDAQ rules.

Prior to his retirement on June 3, 2013, Roderick Baty served as both the Chairman of the Board, President and Chief Executive Officer of the Company. As President and Chief Executive Officer, Mr. Baty was closely involved in the day-to-day operations of the Company. The Board felt that due to this close involvement, Mr. Baty’s comprehensive knowledge of the Company’s business and industry and his ability to develop and implement strategic initiatives put him in the best position to assess and evaluate critical strategic and business issues for further consideration and action by the independent Board given the size of the Company and the Board. Upon Mr. Baty’s retirement, and the appointment of Richard Holder as President and Chief Executive Officer, the Board determined that the separation of these two roles would allow Mr. Holder as Chief Executive Officer to focus his efforts on managing the business and would allow the Board to benefit from the experience, expertise and judgment of a long time independent director. Mr. G. Ronald Morris, a director of the Company since 1994, was elected to serve as a Non-Executive Chairman of the Board.

The Board believes this structure provides for the best balance of experience, expertise and independence for the Board as the current structure promotes a high level of open communication and involvement of all the Board’s independent members and committees and provides an effective balance for the management of the Company in the best interests of shareholders.

Board Oversight of Risk

The Board as a whole has responsibility for risk oversight. This oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide maximum visibility to the Board of the identification and assessment of critical risks and management’s risk mitigation strategies. The Chief Executive Officer, as well as various management personnel, regularly discuss material risks facing the Company with the Board members. The Company’s Vice President and Chief Compliance Officer is responsible for corporate risk management and reports directly to the Audit Committee on financial, accounting and regulatory matters.

The Board and its committees oversee risks associated with their respective principal areas of focus. The Board is responsible for strategic, financial and execution risks and exposures associated with the annual operating plan, the five-year strategic plan, acquisitions and divestitures, senior management succession planning and general risk oversight.

The Board has delegated certain risk management responsibility to the Board committees. The Audit Committee is responsible for risk and exposures associated with financial, accounting, legal and regulatory matters. The Audit Committee oversees that management has established a process to assure an adequate system of internal controls and maintains the reliability of the accounting policies and financial reporting and disclosures of the Company. The Governance Committee is responsible for the oversight of corporate governance and the selection of the candidates for the Board and the evaluation of the Board members. The Compensation Committee is responsible for evaluating, approving and monitoring the executive compensation plans, policies and programs of the Company and to oversee other significant human resource issues. Additionally, the Compensation Committee is responsible for reviewing and overseeing the management of any risk related to the Company’s compensation plans, policies and programs. The Compensation Committee reviews such risks annually and in connection with discussions of various compensation developments and benefits throughout the year.

Attendance at Board and Committee Meetings

The Board held ten meetings in 2013. All current directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which they served. While the Company does not have a policy requiring attendance by directors at the Annual Meeting, all of the current directors attended the 2013 Annual Meeting.

Communicating with the Board

Interested parties may contact the Board by sending correspondence to NN, Inc., Attention: Secretary, 2000 Waters Edge Drive, Building C, Suite 12, Johnson City, Tennessee 37604. Any mail received by the Secretary with the exception of improper commercial solicitations will be forwarded to the members of the Board (or committee members, as appropriate) for their further action, if necessary.

Beneficial Ownership of Common Stock

Security Ownership of Management

The following table shows, as of March 21, 2014 and based on 17,751,000 shares of Common Stock outstanding, the beneficial ownership of Common Stock by each director and nominee, each Named Executive Officer, and all directors and executive officers as a group, in each case as reported to the Company by such persons.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percent of Class (2)
Roderick R. Baty (3)	221,500	(4)	1.2%
Richard D. Holder	50,000	(5)
James H. Dorton	113,900	(6)	*
Frank T. Gentry III	56,100	(7)	*
William C. Kelly, Jr.	92,552	(8)	*
James R. Widders	30,100	(9)	*
Robert E. Brunner	25,000	(10)	*
Richard G. Fanelli	78,268	(11)	*
G. Ronald Morris	114,200	(12)	*
David L. Pugh	25,000	(13)	*
Steven T. Warshaw	91,200	(14)	*
Michael E. Werner	83,420	(15)	*
All directors and executive officers as a group (13 persons)	1,031,301		6.1%

*	Less than 1%
(1)	The address of each beneficial owner is c/o NN, Inc., 2000 Waters Edge Drive, Building C, Suite 12, Johnson City, Tennessee 37604.
(2)	Computed in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Includes shares of Common Stock subject to options exercisable within 60 days of March 21, 2014 and shares of restricted stock for which the indicated persons have sole voting power, but not sole investment power.
(3)	On June 3, 2013 Mr. Baty retired from his positions of Chairman of the Board, President and Chief Executive Officer of the Company.
(4)	Includes 159,500 shares of Common Stock subject to presently exercisable options.
(5)	Includes 50,000 shares of restricted stock.
(6)	Includes 68,500 shares of Common Stock subject to presently exercisable options and 17,500 shares of restricted stock.
(7)	Includes 10,000 shares of Common Stock subject to presently exercisable options, 17,500 shares of restricted stock and 26,500 shares of Common Stock owned by Mr. Gentry’s spouse.
(8)	Includes 42,000 shares of Common Stock subject to presently exercisable options and 12,834 shares of restricted stock.
(9)	Includes 11,000 shares of Common Stock subject to presently exercisable options and 12,834 shares of restricted stock.
(10)	Includes 14,600 shares of Common Stock subject to presently exercisable options and 8,266 shares of restricted stock.
(11)	Includes 43,600 shares of Common Stock subject to presently exercisable options and 5,333 shares of restricted stock.
(12)	Includes 53,600 shares of Common Stock subject to presently exercisable options and 9,333 shares of restricted stock.
(13)	Includes 14,600 shares of Common Stock subject to presently exercisable options and 8,266 shares of restricted stock.

(14)	Includes 53,600 shares of Common Stock subject to presently exercisable options and 9,333 shares of restricted stock.
(15)	Includes 53,600 shares of Common Stock subject to presently exercisable options, 9,333 shares of restricted stock and 5,287 shares of Common Stock owned by Mr. Werner’s spouse.

Security Ownership of Certain Beneficial Owners

The following table sets forth the number of shares of the Company’s Common Stock beneficially owned by the only parties known to the Company’s management to own more than 5% of the Company’s Common Stock, as of March 21, 2014 and based on 17,751,000 shares of Common Stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	1,452,566	(1)	8.2%
Royce & Associates, LLC 745 fifth Avenue New York, NY 10151	1,104,783	(2)	6.2%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	1,119,691	(3)	6.3%
Systematic Financial Management, L.P. 300 Frank W. Burr Blvd. Glenpointe East 7th Floor Teaneck, NJ 07666	965,849	(4)	5.4%

(1)	Amount based on Schedule 13G filed on February 10, 2014 with the SEC by Dimensional Fund Advisors LP. The Schedule 13G states that Dimensional Fund Advisors LP has sole voting power with respect to 1,413,870 shares and sole dispositive power with respect to 1,452,566 shares.
(2)	Amount based on Schedule 13G filed on February 5, 2014 with the SEC by Royce & Associates LLC. The Schedule 13G states that Royce & Associates LLC has sole dispositive power and sole dispositive power with respect to 1,104,783 shares.
(3)	Amount based on Schedule 13G filed on January 30, 2014 with the SEC by BlackRock, Inc. The Schedule 13G states that BlackRock, Inc., has sole voting power with respect to 1,084,469 shares and sole dispositive power with respect to 1,119,691 shares.
(4)	Amount based on Schedule 13G filed on February 13, 2014 with the SEC by Systematic Financial Management, LP. The Schedule 13G states that Systematic Financial Management, LP has sole voting power with respect to 845,259 shares and sole dispositive power with respect to 965,849 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, each of the Company’s directors and executive officers, and any beneficial owner of more than 10% of the Common Stock, is required to file with the SEC initial reports of beneficial ownership of the Common Stock and reports of changes in beneficial ownership of the Common Stock. These persons also are required by SEC regulations to furnish the Company with copies of all filed reports.

Based solely on its review of the copies of these reports furnished to the Company for the year ended December 31, 2013, the Company is not aware of any instance of noncompliance with Section 16(a) by its directors, executive officers or owners of more than 10% of the Common Stock.

Compensation Discussion and Analysis

Compensation Principles

The goal of the Company is to structure its compensation arrangements for executive officers in a manner that will promote the Company’s profitability and enhance long-term shareholder value. In designing its compensation arrangements to achieve this goal, the Company is guided by the following objectives:

•	attracting and retaining qualified and dedicated executives who are essential to the long-term success of the Company;

•	providing compensation packages that are competitive with the compensation arrangements offered by comparable companies, including the Company’s competitors;

•	tying a significant portion of an executive officer’s compensation to the Company’s and the individual’s performance; and

•	directly aligning the interests of management with the interests of the shareholders through stock-based compensation arrangements.

In 2013, the components of the Company’s executive compensation arrangements consisted of salary, bonus opportunities, stock option award opportunities and restricted stock opportunities pursuant to the 2005 Stock Incentive Plan and the 2011 Stock Incentive Plan.

Risk Considerations

The Company structures its executive compensation arrangements in order to encourage executives to take appropriate risks designed to enhance Company performance and increase shareholder value in the long-term. The Company believes that providing a balanced mix of stock-based and cash compensation arrangements tied to both Company and individual performance goals provides an appropriate balance of incentives for executives and helps to avoid the taking of inappropriate risks. The Compensation Committee has assessed our compensation objectives, principles and forms of equity and cash based benefits for all employees, including executives, and has concluded that the Company’s compensation program and principles do not create risks that are likely to have a material adverse effect on the Company.

Executive Officer Compensation

The Company believes the interests of the Company and its shareholders are best served by developing and maintaining compensation policies that are consistent and competitive with peer group companies. Therefore, the Committee analyzes market data regarding base salary, cash bonus awards, equity incentive awards and other benefits paid by companies the Compensation Committee considers the Company’s primary peer group. The Compensation Committee relies on the Corporate Human Resources Manager and external research to identify the individual companies which make up this group. In identifying the peer group of surveyed companies, the Corporate Human Resource Manager utilizes the Economic Research Institute, an industry and region specific compensation database, to assemble market data on publicly traded companies having similar industrial characteristics and revenues to that of the Company. The gathered data is then reviewed by the Chief Executive Officer and the Corporate Human Resource Manager with respect to each of the executive officer positions and adjusted for the scope of responsibilities within the Company as compared to equivalent responsibilities of positions within companies included in the survey data.

The current executive compensation structure includes a formal salary grade structure that establishes three levels of executive compensation within the Company. In addition, a formal annual incentive bonus plan includes threshold, target and maximum awards based upon pre-established financial performance criteria.

Salary

The salary levels for the Company’s executive officers and other direct reports of the Chief Executive Officer are reviewed and determined annually by the Compensation Committee. Salaries are established and adjusted based upon three factors: individual performance, financial performance of the Company, and peer group and market data established by the compensation studies performed by an outside compensation consulting firm. It is the policy of the Company to compensate executives in a targeted range of approximately the 50th percentile of market of total direct compensation. Direct compensation is defined as base salary, bonus and awards under the long-term stock incentive plans.

Non-equity Incentive Plan Compensation

Annual non-equity incentive plan compensation payments are made contingent on achieving certain goals and objectives as defined in a formalized plan. At the beginning of each fiscal year, the Compensation Committee establishes net income goals for each operating business unit and the consolidated results of the Company based upon the Board-approved annual business plan. The Compensation Committee then sets certain threshold, target and maximum bonus payment percentages for each executive officer dependent upon the executive’s salary level and base compensation. The Compensation Committee, at its discretion, may make adjustments to the net income goals and set additional strategic goals based on certain factors as it feels appropriate and may grant bonuses using other criteria at its sole discretion.

The Compensation Committee established a plan that allowed for payment of non-equity incentive plan compensation to each Named Executive Officer for reaching certain net income goals for the fiscal year of 2013. The following table reflects the net income after-tax goals for each Named Executive Officer at threshold, target and maximum levels (amounts in millions, except per share amounts):

Name	Threshold	Target	Maximum
(Amounts in millions, except per share amounts)
Roderick R. Baty (1)	$17.1/$1.00 EPS	$18.7/$1.10 EPS	$20.5/$1.20 EPS
Richard D. Holder	n/a	n/a	n/a
James H. Dorton	$17.1/$1.00 EPS	$18.7/$1.10 EPS	$20.5/$1.20 EPS
Frank T. Gentry	$18.1	$19.2	$20.5
William C. Kelly	$17.1/$1.00 EPS	$18.7/$1.10 EPS	$20.5/$1.20 EPS
James R. Widders	$4.1	$4.5	$4.8

(1)	On June 3, 2013 Mr. Baty retired from his positions of Chairman of the Board, President and Chief Executive Officer of the Company.

The following table reflects the target incentive as a percentage of base salary for each of the Named Executive Officers:

Name	% of Base Salary at Threshold	% of Base Salary at Target	% of Base Salary at Maximum
Roderick R. Baty (1)	60%	65%	75%
Richard D. Holder	n/a	n/a	n/a
James H. Dorton	45%	50%	60%
Frank T. Gentry	45%	50%	60%
William C. Kelly	40%	45%	55%
James R. Widders	40%	45%	55%

(1)	On June 3, 2013 Mr. Baty retired from his positions of Chairman of the Board, President and Chief Executive Officer of the Company.

Roderick R. Baty received non-equity incentive plan compensation payments paid at 42% between Threshold and Target, James H. Dorton at 42% between Threshold and Target, Frank T. Gentry at 78% of Threshold, William C. Kelly at 42% between Threshold and Target and James R. Widders at midpoint between Target and Maximum. Richard D. Holder received a bonus payment set at 65% of his pro rata base salary as a condition of employment.

The payment of non-equity plan compensation and bonuses paid to Named Executive Officers for 2013 are set forth in the Summary Compensation Table.

Stock Incentive Plans

The 2005 Stock Incentive Plan (“2005 Plan”), which was adopted by the Board on April 8, 2005 and approved by the shareholders on May 18, 2005, reserves 1.0 million shares of Common Stock for the issuance of options and stock appreciation rights and 300,000 shares of restricted stock, restricted stock units, performance shares and stock awards to directors, executive officers and other key employees. The 2005 Plan replaced the prior incentive plan which was adopted on March 2, 1994 and expired on March 2, 2004. Stock options granted under the former plan prior to its expiration are exercisable upon vesting for a period of ten years after the date of grant.

The 2011 Stock Incentive Plan (“2011 Plan”), which was adopted by the Board on March 24, 2011 and approved by the shareholders on May 19, 2011 reserves an aggregate of 2.5 million shares of Common Stock for the issuance of options, stock appreciation rights, shares of restricted stock, restricted stock units, performance shares and stock awards to directors, executive officers and other key employees.

Stock options and restricted share grants to the Company’s executive officers and other key employees are generally reviewed and determined annually by the Compensation Committee. With respect to options and restricted shares awarded, the Committee considers the following: recommendations from the independent compensation review, the Chief Executive’s recommendations (other than for himself), interests of the Company in rewarding officers and other key employees for superior performance, and the need for financial incentives for officers and employees to continue to perform in a superior manner.

During 2013, the Company awarded 353,600 options and 94,800 shares of restricted shares to seven executive officers, six non-employee directors and other key employees. Currently, there are 52,453 shares remaining under the 2005 Plan and 1,360,200 shares under the 2011 Plan.

Compensation of the Chief Executive Officer

The Company’s decisions regarding compensation of its Chief Executive Officer (“CEO”) are guided by the same policies and considerations that govern compensation of the Company’s other executive officers. The CEO’s salary is established and adjusted based upon three factors: individual performance, financial performance of the Company, and peer group and total market data established by compensation studies performed by the Corporate Human Resources Manager utilizing external research to identify the individual companies which make up this group. In identifying the peer group of surveyed companies, the Corporate Human Resource Manager utilizes the Economic Research Institute, an industry and region specific compensation database, to assemble market data on publicly traded companies having similar industrial characteristics and revenues to that of the Company. The Compensation Committee reviews and evaluates the CEO’s individual performance annually on the basis of his actual performance in comparison to written financial and strategic objectives established at the beginning of the year by and the Compensation Committee. The Compensation Committee also evaluates the CEO based upon the financial performance of the Company as compared to the Company’s annual business plan and compares the CEO’s compensation to the peer companies at the 50th percentile of market of total direct compensation. Direct compensation is defined as base salary, bonus and awards under the long-term stock incentive plans. Additionally, on an annual basis, the CEO prepares a written succession plan that is reviewed by the Compensation Committee. This plan includes a plan of succession for the CEO and the executive management of the Company.

On May 8, 2013, the Company entered into an Executive Employment Agreement with Mr. Holder to serve as our President and CEO. Pursuant to the terms of the agreement, Mr. Holder will receive an annual base salary of $500,000, subject to review by the Board as described above. The agreement is for an initial term of one year and will be renewed automatically for additional one-year periods, unless terminated in accordance with its terms. As described below, Mr. Holder is eligible to receive certain equity and retention awards as well as annual bonuses under the Company’s Annual Non-Equity Incentive Plan.

The Role of Advisory Vote on Executive Compensation

The Company provides its shareholders with the opportunity to cast an annual advisory vote to approve executive compensation. At the 2013 Annual Meeting, an overwhelming majority of the votes cast at the meeting voted in favor of approval of the Company’s executive compensation. The Board believes this affirms the shareholders’ support of the Company’s approach to executive compensation, and did not change its approach in 2013. The Board will continue to consider the outcome of the annual advisory votes when making future compensation decisions for the Named Executive Officers.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, precludes any public corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer and certain other executive officers. Certain performance-based compensation, however, is exempt from the deduction limit. No formal policy has been adopted by the Company with respect to minimizing the risk that compensation paid to its executive officers will exceed the deduction limit. Although the Compensation Committee uses the requirements of Section 162(m) as a guideline, deductibility is not the sole factor it considers in assessing the appropriate levels and types of executive compensation and it will elect to forgo deductibility when it believes it is in the best interests of the Company and our shareholders.

Executive Compensation

The following table sets forth for the year ended December 31, 2013 information concerning the compensation paid for services rendered in all capacities by the Company to its Chief Executive Officer and Chief Financial Officer and to each of the other three most highly compensated executive officers of the Company whose annual salary and bonus in 2013 exceeded $100,000 (collectively, the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-equity Incentive Plan Compen- sation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)(5)(6)	Total ($)
Richard D. Holder (7) President and Chief Executive Officer	2013	278,846	189,583	235,000	498,000	—	—	10,422	1,211,851
	2012	—	—	—	—	—	—	—	—
	2011	—	—	—	—	—	—	—	—
Roderick R. Baty Former Chairman/ Chief Executive Officer	2013	260,000	—	—	—	134,575	—	12,987	407,562
	2012	520,000	—	90,372	98,210	312,000	—	21,774	1,042,356
	2011	516,615	—	144,126	114,190	312,000	—	21,674	1,108,605
James H. Dorton Sr. Vice President – Chief Financial Officer	2013	315,000		62,811	78,750	148,401	—	21,737	626,699
	2012	310,960	—	55,818	64,050	113,400	—	21,637	565,865
	2011	300,000	—	89,019	72,120	150,000	—	21,428	632,567
Frank T. Gentry III Sr. Vice President – Managing Director, Metal Bearing Components	2013	315,000	—	62,811	78,750	111,662	—	21,713	589,936
	2012	310,960	78,750	55,818	64,050	—	—	21,610	531,188
	2011	300,000	—	89,019	72,120	157,500	—	21,395	640,034

James R. Widders Vice President— General Manager, Precision Metal Components	2013	227,536	—	46,859	63,000	108,513	—	18,013	463,921
	2012	217,488	—	41,642	51,240	121,000	—	17,833	449,203
	2011	210,000	42,000	66,411	144,240	—	—	17,068	479,719

William C. Kelly, Jr Vice President— Chief Administrative Officer	2013	207,308	—	46,859	63,000	88,434	—	19,965	425,566
	2012	197,308	—	41,642	51,240	80,000	—	19,091	389,281
	2011	190,000	—	66,411	54,090	85,500	—	18,903	414,904

(1)	Amounts represent the grant date fair value, as computed in accordance with the FASB ASC Topic 718, of 25,000, 6,300, 6,300, 4,700 and 4,700 of stock awarded to Messrs. Holder, Dorton, Gentry, Widders and Kelly, respectively. On March 25, 2013 the Company awarded 69,800 shares of the Company’s restricted stock to six non-employee directors, six executive officers and other key employees. On June 3, 2013 the Company awarded 25,000 shares to Mr. Holder in connection with the start of his employment. The restricted stock awards to officers and other key employees vest over a period of three years beginning on the first anniversary of the date of grant.
(2)	Amounts represent the grant date fair value, as computed in accordance with the FASB ASC Topic 718, of 100,000, 15,000, 15,000, 12,000 and 12,000 of options to purchase the Company’s stock awarded to Messrs. Holder, Dorton, Gentry, Widders and Kelly. On March 25, 2013, the Company awarded an aggregate of 253,600 options to purchase the Company’s stock to six non-employee directors, six executive officers and other key employees. On June 3, 2013, the Company granted 100,000 options to purchase shares to Mr. Holder in connection with the start of his employment. Options granted to officers and other key employees vest over a period of three years beginning on the first anniversary of the date of grant and are exercisable at the closing market price of the date of grant. The assumptions used to calculate the value of these option awards are set forth under Note 9 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Commission on March 14, 2014.
(3)	Generally, bonuses and non-equity incentive compensation is earned in one fiscal year are paid in the first quarter of the next year. Bonuses and non-equity incentive compensation earned during 2013 were paid in March 2014.
(4)	Amounts include $14,400 for a car allowance for each of Messrs. Dorton, Gentry, Widders and Kelly, and $6,369 and $8,031 for each of Messrs. Baty and Holder, respectively.
(5)	Amounts include $5,100, $1,250, $5,100, $5,100, $2,680 and $4,146 in Company-matched contributions under a “401(k)” savings plan for Messrs. Baty, Holder, Dorton, Gentry, Widders, and Kelly, respectively. This 401(k) savings plan is open to substantially all of the Company’s U.S. employees and officers who have met certain service and age requirements.
(6)	Amounts include $1,518, $1,141, $2,237, $2,213, $933 and $1,419 in premiums paid by the Company for supplemental life insurance for the benefit of Messrs. Baty, Holder, Dorton, Gentry, Widders and Kelly, respectively.
(7)	Mr. Holder was appointed President and Chief Executive Officer effective June 3, 2013. Please see Compensation Discussion and Analysis — Compensation of the Chief Executive Officer for more information.

The following table sets forth information with respect to options granted during 2013 to the Named Executive Officers.

Grants of Plan-Based Awards For 2013

		Estimated Future payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value Of Stock and Option Awards ($)
Name	Grant Date	Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold ($)	Target ($)	Maxi- mum ($)
Mr. Holder	2013	—	—	—	—	—	—	25,000	100,000	9.40	498,000
Mr. Dorton	2013	—	—	—	—	—	—	6,300	15,000	9.97	78,750
Mr. Gentry	2013	—	—	—	—	—	—	6,300	15,000	9.97	78,750
Mr. Kelly	2013	—	—	—	—	—	—	4,700	12,000	9.97	63,000
Mr. Widders	2013	—	—	—	—	—	—	4,700	12,000	9.97	63,000

(1)	On March 25, 2013, the Company awarded 69,800 shares of stock to six non-employee directors, five executive officers and other key employees. On June 3, 2013, the Company awarded 25,000 shares of stock to Mr. Holder as a condition of employment. The restricted stock awards to officers and other key employees vest over a period of three years beginning on the first anniversary of the date of grant.
(2)	On March 25, 2013, the Company awarded an aggregate of 253,600 stock options to six non-employee directors, five executive officers and other key employees. On June 3, 2013, the Company awarded 100,000 stock options to Mr. Holder in connection with the start of his employment. The options granted to officers and other key employees vest over a period of three years beginning on the first anniversary of the date of grant and are exercisable at the closing market price of the date of grant. The assumptions used to calculate the value of these option awards are set forth under Note 9 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Commission on March 14, 2014.

The following table sets forth information with respect to outstanding equity awards as of December 31, 2013.

Outstanding Equity Awards at Fiscal Year-End 2013

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)(3)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Baty	35,000	—	—	11.61	8/19/2015	—	—	—	—
	26,250	—	—	11.50	8/14/2016	—	—	—	—
	26,250	—	—	12.12	5/25/2017	—	—	—	—
	30,000	—	—	9.36	3/6/2018	—	—	—	—
	19,000	—	—	14.13	5/26/2021	—	—	—	—
	23,000	—	—	8.86	3/21/2022	—	—	—	—
Mr. Holder	—	100,000	—	9.40	6/3/2023
	—	—	—	—	—	25,000	504,750	—	—
Mr. Dorton	15,000	—	—	11.61	8/19/2015	—	—	—	—
	11,250	—	—	11.50	8/14/2016	—	—	—	—
	11,250	—	—	12.12	5/25/2017	—	—	—	—
	12,000	—	—	9.36	3/6/2018	—	—	—	—
	8,000	4,000	—	14.13	5/26/2021	—	—	—	—
	5,000	10,000	—	8.86	3/21/2022	—	—	—	—
	—	15,000	—	9.97	3/25/2023
	—	—	—	—	—	2,100	42,399	—	—
	—	—	—	—	—	4,200	84,798	—	—
	—	—	—	—	—	6,300	127,197	—	—
Mr. Gentry	—	4,000	—	14.13	5/26/2021	—	—	—	—
	—	10,000	—	8.86	3/21/2022	—	—	—	—
		15,000	—	9.97	3/25/2023	—	—	—	—
	—	—	—	—	—	2,100	42,399	—	—
	—	—	—	—	—	4,200	84,798	—	—
	—	—	—	—	—	6,300	127,197	—	—
Mr. Kelly	9,000	—	—	11.50	8/14/2016	—	—	—	—
	9,000	—	—	12.12	5/25/2017	—	—	—	—
	9,000	—	—	9.36	3/6/02018	—	—	—	—
	6,000	3,000	—	14.13	5/26/2021	—	—	—	—
	4,000	8,000	—	8.86	3/21/2022	—	—	—	—
	—	12,000	—	9.97	3/25/2023	—	—	—	—
	—	—	—	—	—	1,566	31,618	—	—
	—	—	—	—	—	3,133	63,255	—	—
						4,700	94,893
Mr. Widders	—	3,000	—	14.13	5/26/2021	—	—	—	—
	—	5,000	—	12.99	6/2/2021	—	—	—	—
	—	8,000	—	8.86	3/21/2022	—	—	—	—
	—	12,000	—	9.97	3/25/2023	—	—	—	—
	—	—	—	—	—	1,566	31,618	—	—
	—	—	—	—	—	3,133	63,255	—	—
	—	—	—	—	—	4,700	94,893	—

(1)	Stock options vest by one-third on each anniversary date over a three-year period beginning on the first anniversary date of grant.
(2)	Restricted shares vest one-third on each anniversary date over a three-year period beginning on the first anniversary date of grant.
(3)	Mr. Baty’s stock options and restricted shares vested upon his retirement.

The following table sets forth information with respect to option exercises and stock vesting as of December 31, 2013.

Option Exercises and Stock Vested During 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Baty	85,000	782,100	6,800	65,144
Mr. Dorton	20,000	184,000	4,200	40,236
Mr. Gentry	100,800	648,477	4,200	40,236
Mr. Kelly	39,000	264,969	3,134	30,017
Mr. Widders	20,000	159,880	3,134	30,017

Employment and Change of Control Agreements with Named Executive Officers

Messrs. Holder, Dorton, Gentry, Kelly and Widders have written employment agreements to serve in their respective positions that extend automatically for successive one-year terms unless either party gives notice of termination. The Company may terminate each executive’s employment with or without cause, but if terminated without cause, the executive would continue to receive his annual salary, paid on a monthly basis, for one year from the date of termination. Additionally, Messrs. Holder, Dorton, Gentry, Kelly and Widders have a written change of control agreement. These agreements state if an executive’s employment is terminated within two years following a change of control as defined in the document that each executive will receive a lump sum payment equal to a multiple of his annual salary plus a multiple of his median bonus available at his specific target percentage. The multiple for each of the executive officers salary is as follows: Mr. Holder – 2.5, Mr. Dorton – 2.0, Mr. Gentry – 2.0, Mr. Kelly – 2.0, Mr. Widders – 2.0. The percentage for each of the executive officers bonus is Mr. Holder – 80%, Mr. Dorton – 50%, Mr. Gentry – 50%, Mr. Kelly – 45%, Mr. Widders – 45%. Additionally, a lump sum amount of $12,000 would be paid by the Company to each executive officer for transition costs. Mr. Baty is not entitled to any such payment upon change of control as Mr. Baty retired from his positions of Chairman, President and Chief Executive Officer on June 3, 2013. Each of Messrs. Baty, Holder, Dorton, Gentry, Kelly and Widders has also agreed to a non-competition agreement that ends two years after the conclusion of his employment with the Company.

The following table shows the compensation these officers other than Mr. Baty would have received under the employment agreements had a change in control occurred as of December 31, 2013.

Name	Compensation($)
Mr. Holder	2,062,000
Mr. Dorton	799,500
Mr. Gentry	799,500
Mr. Kelly	526,500
Mr. Widders	587,000

Compensation Committee Report

The Compensation Committee:

•	Has reviewed and discussed the section in this Proxy Statement entitled “Compensation Discussion and Analysis” with management; and

•	Based on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:

Steven T. Warshaw

Richard G. Fanelli

Michael E. Werner

David L. Pugh

Compensation Committee Interlocks and Insider Participation

All compensation decisions during the fiscal year ended December 31, 2013 for each of the Named Executive Officers were made by the Compensation Committee, consisting of Messrs. Warshaw, Fanelli, Pugh and Werner, none of whom is or was an officer or employee of the Company during the last fiscal year or prior to the last fiscal year, or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. Additionally, no executive officer of the Company has served or serves on the compensation committee or board of any company that employed or employs any member of the Company’s Compensation Committee or the Board.

Audit Committee Report to Shareholders

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Management has the responsibility for preparation of the Company’s financial statements and the registered independent public accounting firm has the responsibility for the audit of those statements. Each member of the Audit Committee meets the independence requirements of the NASDAQ rules.

The Audit Committee has reviewed and discussed with the Company’s management and PricewaterhouseCoopers LLP, the Company’s registered independent public accounting firm, the audited financial statements of the Company for 2013; has discussed with PricewaterhouseCoopers LLP matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T; has received from the registered independent public accounting firm the written disclosures and letter required by PCAOB Rule 3526; and has discussed with the registered independent public accounting firm their independence, including whether PricewaterhouseCoopers LLP’s provision of non-audit services to the Company was compatible with maintaining PricewaterhouseCoopers LLP’s independence. Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

The Audit Committee originally adopted a written charter in June 2000. This charter, which has been amended, is subject to review and reassessment at least annually. This revised charter is included on the Company’s website at www.nninc.com.

Members of the Audit Committee:

G. Ronald Morris

Robert E. Brunner

Steven T. Warshaw

David L. Pugh

Certain Relationships and Related Transactions

Except as noted below, the Company did not engage in any transaction with a related person as defined under the rules of the SEC. While the Board currently does not have a written policy with respect to approval of transactions with related parties, it is the policy of the Board to approve any transactions with related persons. Any approvals would be reflected in the minutes of the meeting of the Board at which the Board approved the transaction.

Jack Gentry (the brother of Frank T. Gentry) is the Operations Manager for the Company’s Mountain City plant during fiscal 2013. The terms of the employment relationship with Jack Gentry are, in the Company’s opinion, no less favorable than the Company would have been able to enter into with a similarly situated employee that was an unrelated party.

Annual Report

The Company’s 2013 Annual Report to Shareholders, which includes its Annual Report on Form 10-K for the year ended December 31, 2013, is being mailed together with this Proxy Statement. Exhibits to the Annual Report on Form 10-K may be obtained by contacting the Secretary of the Company at 2000 Waters Edge Drive, Building C, Suite 12, Johnson City, Tennessee 37604.

Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report, and the Compensation Committee Report (included herein) shall not be incorporated by reference into any such filings.

By Order of the Board of Directors,

William C. Kelly, Jr.

Vice President, Chief Administrative Officer and Secretary

SHAREHOLDERS ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

NN, INC. 2000 WATERS EDGE DRIVE BUILDING C, STE. 12 JOHNSON CITY, TN 37604

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors		☐	☐	☐
Nominees

01	G. Ronald Morris	02	Steven T. Warshaw

The Board of Directors recommends you vote FOR proposals 2 and 3.						For	Against	Abstain
2	To approve an advisory resolution on executive compensation.					☐	☐	☐

3	For ratification of the selection of PRICEWATERHOUSECOOPERS LLP as registered independent public accounting firm.					☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

NN, INC.

2000 Waters Edge Drive, Bldg. C., Ste. 12

Johnson City, TN 37604

SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2014, AT HARBOUR VIEW INN, 2 VENDUE RANGE, CHARLESTON, SC 29401.

The undersigned stockholder hereby appoints William C. Kelly, Jr. and James H. Dorton, each of them, with full power of substitution and revocation, the proxies of the undersigned to vote all shares registered in the name of the undersigned on all matters set forth in the proxy statement and on any other matters that may properly come before the Annual Meeting and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL” NOMINEES IN ITEM 1 AND “FOR” IN ITEMS 2 AND 3 AND WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF, IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON OR PERSONS VOTING ON SUCH MATTER OR MATTERS.

Continued and to be signed on reverse side